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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 9, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Kratos Defense & Security Solutions Inc. and subsidiaries on Form 10-K for the year ended December 28, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kratos Defense & Security Solutions, Inc. and subsidiaries on Forms S-3 (File No. 333-53014, effective December 29, 2000, File No. 333-71618, effective October 15, 2001, File No. 333-74108, effective November 28, 2001, and File No. 333-112956, effective February 19, 2004), on Form S-4 (File No. 333-112957, effective February 19, 2004, File No. 333-150165, effective April 10, 2008, and File No. 333-155604, effective November 24, 2008) and on Forms S-8 (File No. 333-90455, effective November 5, 1999, File No. 333-54818, February 1, 2001, File No. 333-71702, effective October 17, 2001, File No. 333-91852, effective July 2, 2002, File No. 333-116903, effective June 28, 2004, No. 333-124957, effective May 16, 2005, File No. 333-127060, effective August 1, 2005 and File No. 333-155317, effective November 12, 2008).

/s/GRANT THORNTON LLP

San Diego, CA
March 9, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM